Exhibit 2.1

STOCK EXCHANGE AGREEMENT

THIS STOCK EXCHANGE AGREEMENT (this “Agreement”) is made as of the 25th day of April, 2021, by and among SIPUP CORP., a Nevada corporation (“SIPUP”), VEGANNATION SERVICES LTD., a company organized under the Laws of the State of Israel (“VeganNation”) and the security holders of VeganNation as listed on the signature page hereto (the “VeganNation Shareholders”). For purposes of this Agreement SIPUP, VeganNation, and the VeganNation Shareholders are sometimes collectively referred to as the “Parties” and individually as a “Party.”

WHEREAS, all VeganNation Shareholders hold in the aggregate 100 ordinary shares of VeganNation nominal value NIS 1.00 per share (the “VeganNation Shares”), representing all of the issued and outstanding shares of VeganNation on a fully-diluted basis;

WHEREAS , the VeganNation Shareholders and VeganNation believe it is in their respective best interests for the VeganNation Shareholders to exchange, the VeganNation Shares for 23,562,240 shares of SIPUP Company common stock, par value $0.01 per share (the “SIPUP Exchange Shares”); and, SIPUP believes it is in its best interest and the best interest of its stockholders for SIPUP to acquire the VeganNation Shares in exchange for the issuance of the SIPUP Exchange Shares, all upon the terms and subject to the conditions set forth in this Agreement (the “Share Exchange”);

WHEREAS, it is the intention of the parties that: (i) the Share Exchange shall qualify as a tax-free reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the “Code”); and (ii) the Share Exchange shall qualify as a transaction in securities exempt from registration or qualification under the Securities Act of 1933, as amended and in effect on the date of this Agreement (the “Securities Act”);

WHEREAS, it is the intention of the parties that upon the Closing (as hereinafter defined) VeganNation shall become a wholly owned subsidiary of SIPUP;

WHEREAS, the Parties agree that the foregoing Recitals are true and correct and are hereby incorporated into this Agreement by this reference; and,

NOW, THEREFORE, in consideration of the foregoing and the following mutual covenants and agreements the Parties agree as follows:

ARTICLE I

SHARE EXCHANGE

Section 1.1 Share Exchange. Subject to the terms and conditions of the Tax Ruling (as defined below) and upon the terms and subject to the conditions of this Agreement, the Israeli Companies Law 1999 and the Articles of Association of VeganNation, on the Closing Date, the VeganNation Shareholders shall assign, transfer, convey and deliver the VeganNation Shares to SIPUP and, in consideration and exchange for the VeganNation Shares, SIPUP shall issue, transfer, convey and deliver the SIPUP Exchange Shares to the VeganNation Shareholders, in such numbers so that each of the VeganNation Shareholders shall hold its respective portion of the SIPUP Exchange Shares in the amounts set forth in Exhibit A attached hereto.

At the Closing, all of VeganNation Shareholders’ rights in the VeganNation Shares shall terminate and title, ownership and all other rights in the VeganNation Shares shall vest in SIPUP. For the avoidance of any doubt, immediately upon and subject to the Share Exchange, any and all powers of attorney in respect of VeganNation Shares held by the VeganNation Shareholders prior to the Closing (as defined below) shall automatically terminate and expire and shall be of no further force and effect, without the need for any further action by VeganNation or the VeganNation Shareholders.

Upon issuance, the SIPUP Shares (hereinafter the “SIPUP Exchange Shares”) will be validly issued, fully paid and nonassessable and not subject to any pre-emptive or similar rights, and, subject to the Tax Ruling, the VeganNation Shareholders shall have acquired the sole legal and beneficial ownership of the SIPUP Exchange Shares free and clear of all Encumbrances placed by SIPUP.

Section 1.2 Share Exchange Procedure. Each VeganNation Shareholder will exchange his, her or its VeganNation Shares for such number of SIPUP Exchange Shares set forth in Exhibit A attached hereto by entering such transfer to SIPUP in the share register of VeganNation, and through the execution of a duly executed share transfer deed for the benefit of SIPUP, in proper form for transfer and with appropriate instructions to allow the transfer agent to issue certificates for the SIPUP Exchange Shares to the holder thereof, in each case subject to the Tax Ruling, together with:

(a) if the VeganNation Shareholder is not resident in the United States, a Certificate of Non-U.S. Shareholder (the “Certificate of Non-U.S. Shareholder”), a copy of which is set out in Schedule 2A,

(b) if the VeganNation Shareholder is a resident in the United States, a Certificate of U.S. Shareholder (the “Certificate of U.S. Shareholder”), a copy of which is set out in Schedule 2B.

Section 1.3 No Fractional Shares. Notwithstanding any other provision of this Agreement, no certificate for fractional shares of the SIPUP Exchange Shares will be issued in the Share Exchange. In lieu of any such fractional shares a VeganNation Shareholder would otherwise be entitled to receive upon exchange of the VeganNation Shares pursuant to this Agreement, such VeganNation Shareholder will be entitled to have such fractional number rounded up to the nearest whole number of SIPUP Exchange Shares to which it is entitled and will receive from SIPUP a stock certificate representing same.

Section 1.4 Restriction on Shares Transferred or Issued Pursuant to this Agreement. The VeganNation Shareholders acknowledge that the SIPUP Exchange Shares issued pursuant to the terms and conditions set forth in this Agreement will be “restricted securities” under the Securities Act and as a result may not be sold, transferred or otherwise disposed, except pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from, or in a transaction not subject to the registration requirements of the Securities Act and in each case only in accordance with all applicable securities laws. All certificates representing the SIPUP Exchange Shares issued upon Closing will be endorsed with the following legend pursuant to the Securities Act in order to reflect the fact that the SIPUP Exchange Shares will be issued to the VeganNation Shareholders pursuant to an exemption from the registration requirements of the Securities Act:

(a) for VeganNation Shareholders who are not United States Persons under the Securities Act shall have the following legion:

“THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”). NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.”

(b) for VeganNation Shareholders who are United States Persons under the Securities Act shall have the following legion:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) AN EXEMPTION FROM SUCH REGISTRATION EXISTS AND THE COMPANY RECEIVES AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS OR (3) SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT.”

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF SIPUP

SIPUP represents and warrants to VeganNation and to each of the VeganNation Shareholders, that the statements contained in this Article II will be true and correct as of the Closing Date, except as modified or expanded by the disclosure schedules of SIPUP attached to this Agreement (the “SIPUP Disclosure Letter”), arranged in sections corresponding to the paragraphs in this Section, unless and to the extent that it is reasonably apparent from a reading of the disclosures that it also applies to such other paragraphs.

Section 2.1 Organization and Good Standing. SIPUP is duly incorporated, organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to own, lease its properties and to carry on its business as now being conducted and as presently proposed to be conducted. SIPUP is duly qualified or licensed to do business and is in good standing in each of the jurisdictions in which it owns property, leases property, does business, or is otherwise active in a way which makes such qualification or licensing necessary, and where the failure to be so qualified or licensed would have a Material Adverse Effect on its businesses, operations, or financial condition or be material to SIPUP’s ability to consummate the transactions contemplated hereby or to perform its obligations under this Agreement.

Section 2.2 Authority; Execution and Delivery. SIPUP has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, and to consummate the transactions contemplated hereby. The execution and delivery by SIPUP of this Agreement has been, and the consummation of the transactions contemplated hereby, has been duly and validly authorized by all requisite corporate action on the part of SIPUP. This Agreement has been duly and validly executed and delivered by SIPUP. This Agreement constitutes a valid and binding obligation of SIPUP enforceable against it in accordance with its terms, in each case, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting creditors’ rights and remedies generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding at law or equity).

Section 2.3 No Conflict; Consents

(a) The execution, delivery and performance of this Agreement by SIPUP, and the consummation by SIPUP of the transactions contemplated hereby, will not conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach, impairment or violation of, or constitute a default under (i) any provision of the certificate of formation or bylaws  (or other comparable governing documents) of SIPUP each as currently in effect; (ii) any of the terms, conditions or provisions of any Contract, to which SIPUP is a party or by which any of its properties or assets are bound; or (iii) any Law applicable to SIPUP or any of its properties or assets, other than, in the cases of clauses (ii) and (iii) above, where any such violations, breaches, defaults, or rights of termination or cancellation of obligations would not prevent or materially impair or delay SIPUP’ ability to consummate the transactions contemplated hereby.

(b) The execution, delivery and performance of this Agreement by SIPUP, and the consummation by SIPUP of the transactions contemplated hereby, will not require any consent, waiver, approval, authorization or other Permit of, or filing or registration with or notification to, any other person or Governmental Authority, except for such consents, waivers, approvals, authorizations, Permits, filings, registrations or notifications, if any, which, if not made or obtained by SIPUP, would not prevent or materially impair or delay SIPUP’s ability to consummate the transactions contemplated hereby or to perform its obligations under this Agreement.

Section 2.4 Litigation. There is no action, suit, Proceeding or investigation (“Action”) pending or, to the Knowledge of SIPUP, currently threatened against SIPUP or any director or officer of SIPUP in such capacity, before any court or by or before any governmental body or any arbitration board or tribunal, nor is there any judgment, decree, injunction or order of any court, governmental department, commission, agency, instrumentality or arbitrator against or relating to SIPUP. SIPUP is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

Section 2.5 Capitalization of SIPUP.

(a) As of the Closing Date, there are no outstanding (i) options, subscriptions, warrants or other rights (contingent or otherwise) to purchase or otherwise acquire any SIPUP Capital Stock; or (ii) debt securities or instruments convertible into or exchangeable for SIPUP Capital Stock or (iii) commitment of any kind for the issuance of additional shares or options, warrants or other securities of SIPUP.

(b) There are no registrations rights, and there is no voting trust, proxy, rights plan, agreement to repurchase or redeem, anti-takeover plan or other agreements or understandings to which SIPUP is a party or by which SIPUP is bound with respect to any equity security of SIPUP.

Section 2.6 Valid Issuance of SIPUP Exchange Shares. Upon the consummation of the Share Exchange, the SIPUP Exchange Shares to be issued to the VeganNation Shareholders in accordance with this Agreement and the Tax Ruling will be duly authorized, validly issued, fully paid and non-assessable, free and clear from all taxes, liens, claims and Encumbrances (except for applicable securities laws), and will not be subject to any preemptive rights or similar rights and will be duly registered in the names of the VeganNation Shareholders with SIPUP’s transfer agent, subject to the Tax Ruling, in the amounts set forth in Exhibit A. The SIPUP Exchange Shares will entitle their holders to the same rights and obligations as all other shares of SIPUP Common Stock.

Section 2.7 Financial Statements. SIPUP’s audited financial statements for the years ended December 31, 2020 and 2019 (collectively, the “SIPUP Financial Statements”) have been prepared in accordance with generally accepted accounting principles applicable in the United States of America (“U.S. GAAP”) applied on a consistent basis, except that those Financial Statements that are not audited do not contain all footnotes required by U.S. GAAP. The Financial Statements fairly present the financial condition and operating results of SIPUP as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments. SIPUP is not a guarantor or indemnitor of any indebtedness of any other person, entity or organization. SIPUP maintains a standard system of accounting established and administered in accordance with U.S. GAAP.

Section 2.8 RESERVED.

Section 2.9 SEC and OTC Filings. SIPUP is not currently subject to reporting requirements under the Securities Exchange Act of 1934, as amended (the “1934 Act”). The shares of common stock are currently eligible for quotation on the OTC Markets Group, Inc. (the “OTC”) under the symbol “SIPUP” with “Pink Current Information” affixed next to its symbol. There is no action or proceeding pending or, to SIPUP’s Knowledge, threatened against SIPUP by the OTC or the Financial Industry Regulation Authority (“FINRA”) with respect to any intention by such entities to prohibit or terminate such quotation. All of the OTC Documents were (i) filed in a timely manner, (ii) were prepared in accordance and complied in all material respects with the requirements of the OTC and (iii) at the time they were filed with the OTC, none of the OTC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 2.10 No Subsidiaries. SIPUP has no subsidiaries, or agreements of any nature to acquire any subsidiary or to acquire or lease any other business or operations. SIPUP and does not own, directly or indirectly, any ownership, equity, profits or voting interest in any Person or have any agreement or commitment to purchase any such interest, and SIPUP has not agreed and is not obligated to make nor is bound by any written, oral or other agreement, contract, subcontract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan, commitment or undertaking of any nature, as of the date hereof or as may hereafter be in effect under which it may become obligated to make, any future investment in or capital contribution to any other entity.

Section 2.11 Absence of Undisclosed Liabilities. (i) SIPUP has not incurred any liabilities, obligations, claims or losses, contingent or otherwise, including debt obligations, other than the professional and administrative fees to be paid prior to Closing, which are set forth in Schedule 2.11 of the SIPUP Disclosure Letter; (ii) SIPUP has not declared or made any dividend or distribution of cash or property to its shareholders, purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, or issued any equity securities other than with respect to transactions contemplated hereby; (iii) SIPUP has not made any loan, advance or capital contribution to or investment in any person or entity; and (iv) SIPUP has not discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business.

Section 2.12 Tax Matters.

(a) To the Knowledge of SIPUP, SIPUP has filed all tax returns in connection with any Taxes which are required to be filed on or prior to the date hereof, taking into account any extensions of the filing deadlines which have been validly granted to SIPUP, and all such returns are, to SIPUP’s knowledge, true and correct in all material respect;

(b) To SIPUP’s Knowledge, no Taxes are due as of the date hereof, except for any Taxes the non-payment of which will not have a Material Adverse Effect; and

(c) To SIPUP’s Knowledge, SIPUP is not presently under and has not received notice of any contemplated investigation or audit by regulatory or governmental agency of body or any foreign or state taxing authority concerning any fiscal year or period ended prior to the date hereof;

Section 2.13 Real Property. SIPUP does not own any real property, and is not a party to any leases, subleases, claims or other real property interests.

Section 2.14 Securities Representations.

(a) SIPUP is sophisticated and, together with its advisers, if any, has such knowledge and experience in financial, tax, and business matters, and, in particular, investments in securities, so as to enable it to utilize the information made available to it in connection with the sale of the VeganNation Shares to evaluate the merits and risks of the purchase of the VeganNation Shares and to make an informed investment decision with respect thereto.

(b) SIPUP has received financial statements of VeganNation and all other documents requested by it, have carefully reviewed them and understand the information contained therein, and SIPUP and its advisers, if any, prior to the execution of this Agreement, have had access to the same kind of information as would be available in a registration statement filed by VeganNation under the Securities Act.

(c) SIPUP and its advisers, if any, have had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of VeganNation concerning the purchase of the VeganNation Shares and the business, financial condition, results of operations of VeganNation, and all such questions have been answered to the full satisfaction of SIPUP and its advisers, if any.

Section 2.15. Foreign Corrupt Practices. SIPUP has not engaged in any activity, practice or conduct which would constitute an offence under the Foreign Corrupt Practices Act, 15 U.S.C. 78dd-1 and rules and regulations thereunder, and no action, investigation, inquiry, charge, claim, demand or notice has been filed or commenced against it alleging any failure to comply.

Section 2.16. Broker Fees. Other than as set forth under Schedule 2.16 of the SIPUP Disclosure Letter, SIPUP has not incurred any independent obligation or liability to any party for any brokerage fees, agent’s commissions, or finder’s fees in connection with the transactions contemplated by this Agreement.

Section 2.17 Disclosure. This Agreement and any certificate attached hereto or delivered in accordance with the terms hereof by or on behalf of SIPUP in connection with the transactions contemplated by this Agreement, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained herein and/or therein not misleading.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF VEGANNATION

VeganNation represents and warrants to SIPUP that the statements contained in this Article III are true and correct as of the date of this Agreement and will be true and correct as of the Closing Date, except as modified by the disclosure letter of VeganNation attached to this Agreement (the “VeganNation Disclosure Letter”), arranged in sections corresponding to the paragraphs in this Section unless and to the extent that it is reasonably apparent from a reading of the disclosures that it also applies to such other paragraphs.

Section 3.1 Organization. VeganNation is a corporation duly formed under the law of the State of Israel, and has all requisite corporate power and authority to own its properties and assets, to conduct its business as now conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its activities makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a Material Adverse Effect on its activities, business, operations, properties, assets, condition or results of operation or be material to VeganNation’s ability to consummate the transactions contemplated hereby or to perform its obligations under this Agreement.

Section 3.2 Authority; Execution and Delivery. VeganNation has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, and to consummate the transactions contemplated hereby. The execution and delivery by VeganNation of this Agreement, and the consummation of the transactions contemplated hereby, has been duly and validly authorized by all requisite corporate action on the part of VeganNation. This Agreement has been duly and validly executed and delivered by VeganNation. This Agreement constitutes a valid and binding obligation of VeganNation enforceable against it in accordance with its terms, in each case, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting creditors’ rights and remedies generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding at law or equity).

Section 3.3 No Conflict; Consents

(a) The execution, delivery and performance of this Agreement by VeganNation, and the consummation by VeganNation of the transactions contemplated hereby, will not conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach, impairment or violation of, or constitute a default under (i) any provision of the Articles of Association of VeganNation as currently in effect; (ii) any of the terms, conditions or provisions of any Material Contract, to which VeganNation is a party or by which any of its properties or assets are bound; or (iii) assuming that all consents, waivers, approvals, authorizations and other permits have been obtained and all filings, registrations and notifications have been made any Law applicable to VeganNation or any of its properties or assets, other than, in the cases of clauses (ii) and (iii) above, where any such violations, breaches, defaults, or rights of termination or cancellation of obligations would not prevent or materially impair or delay VeganNation’s ability to consummate the transactions contemplated hereby.

Section 3.4 Litigation. There is no Action current or pending or, to the knowledge of VeganNation, currently threatened against VeganNation or any director or officer of VeganNation in such capacity, that may affect the validity of this Agreement or the right of VeganNation to enter into this Agreement or to consummate the transactions contemplated hereby or thereby. There is no Action pending or, to the Knowledge of VeganNation, currently threatened against VeganNation or any director or officer of VeganNation in such capacity, before any court or by or before any governmental body or any arbitration board or tribunal, nor is there any judgment, decree, injunction or order of any court, governmental department, commission, agency, instrumentality or arbitrator against or relating to VeganNation. VeganNation is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

Section 3.5 Capitalization of VeganNation.

(a) The registered share capital of VeganNation is 1,000 New Israeli Shekels divided into 1,000 Ordinary Shares of which 100 are issued and outstanding (assuming the exercise of all issued and outstanding convertible securities).

(b) All of the issued and outstanding shares of Ordinary Shares of VeganNation are duly authorized, validly issued, fully paid and non-assessable, will have been issued in compliance with all applicable securities laws and corporate laws of Israel and will have been issued free of pre-emptive rights of any security holder.

(c) Except as specifically specified in Schedule 3.5 (c) in the VeganNation Disclosure Letter, there are no outstanding (i) options, subscriptions, warrants, or other rights to purchase or otherwise acquire from VeganNation any share capital of VeganNation, (ii) debt securities or instruments convertible into or exchangeable for shares of VeganNation or (iii) commitments of any kind for the issuance of additional shares of VeganNation or options, warrants or other securities of VeganNation.

Section 3.6 Shareholders of VeganNation’s Ordinary Shares. VeganNation has provided SIPUP a true and complete list of the holders of all issued and outstanding shares of VeganNation.

Section 3.7 Directors and Officers of VeganNation. The duly elected or appointed directors and the duly appointed officers of VeganNation immediately prior to the Closing are as set out in Schedule 3.7 to the VeganNation Disclosure Letter.

Section 3.8  Financial Statements. VeganNation has kept all books and records since inception and since the financial year 2018, such financial statements have been prepared in accordance with U.S. GAAP consistently applied throughout the periods involved. The balance sheets are true and accurate and present fairly as of their respective dates the financial condition of VeganNation. As of the date of such balance sheets except as and to the extent reflected or reserved against therein, including but not limited to any previous tax liability, to its Knowledge VeganNation had no liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets or the notes thereto prepared in accordance with U.S. GAAP, and all assets reflected therein are properly reported and present fairly the value of the assets of VeganNation, in accordance with U.S. GAAP. The statements of operations, stockholders’ equity and cash flows reflect fairly the information required to be set forth therein by U.S. GAAP.

The books and records, financial and otherwise, of VeganNation are, in all material aspects, complete and correct and have been maintained in accordance with good business and accounting practices.

Section 3.9 Financial Representations.

(a) The audited financial statements of VeganNation for the years ended December 31, 2020 and 2019 (the “VeganNation Financial Statements”) have been prepared in accordance with the books and records of VeganNation, present fairly the financial condition of VeganNation as of the date indicated and the results of operations for such period, have been prepared in accordance with U.S. GAAP and the audit and review have been prepared by Ilanit Halperin CPA.

(b) VeganNation has not received any advice or notification from its independent certified public accountants that VeganNation has used any improper accounting practice that would have the effect of not reflecting or incorrectly reflecting in the VeganNation Financial Statements, VeganNation Third Quarter Financial Statements or the books and records of VeganNation, any properties, assets, Liabilities, revenues, or expenses. The books, records, and accounts of VeganNation accurately and fairly reflect, in reasonable detail, the assets, and Liabilities of VeganNation. VeganNation has not engaged in any transaction, maintained any bank account, or used any funds of VeganNation, except for transactions, bank accounts, and funds which have been and are reflected in the normally maintained books and records of VeganNation.

Section 3.10 Absence of Undisclosed Liabilities. As of December 31, 2020 (the “VeganNation Accounting Date”), unless set forth in Schedule 3.10 of the VeganNation Disclosure Letter and/or in the VeganNation Financial Statements, VeganNation does not have any material Liabilities or obligations either direct or indirect, matured or unmatured, absolute, contingent or otherwise that exceed $100,000 which:

(a) did not arise in the regular and ordinary course of business under any agreement, contract, commitment, lease or plan specifically disclosed in writing to SIPUP and included in the VeganNation Disclosure Letter; or

(b) have not been incurred in amounts and pursuant to practices consistent with past business practice, in or as a result of the regular and ordinary course of its business since the VeganNation Accounting Date.

Section 3.11 Tax Matters.

(a) Except as othersie noted in Schedule 3.11, VeganNation has timely filed all tax returns in connection with any Taxes which are required to be filed on or prior to the date hereof, taking into account any extensions of the filing deadlines which have been validly granted to VeganNation or its subsidiaries, and all such returns are true and correct in all material respect;

(b) VeganNation has paid all Taxes that have become or are due with respect to any period ended on or prior to the date hereof, and has established an adequate reserve therefore on its balance sheets for those Taxes not yet due and payable, except for any Taxes the non-payment of which will not have a Material Adverse Effect;

(c) VeganNation is not, to its Knowledge, presently under and has not received notice of any contemplated investigation or audit by regulatory or governmental agency of body or any foreign or state taxing authority concerning any fiscal year or period ended prior to the date hereof; and

(d) all Taxes required to be withheld on or prior to the date hereof from employees for income Taxes, social security Taxes, unemployment Taxes and other similar withholding Taxes have been properly withheld and, if required on or prior to the date hereof, have been deposited with the appropriate governmental agency.

(e) the VeganNation Financial Statements contain full provisions for all Taxes including any deferred Taxes that may be assessed to VeganNation or its subsidiaries for the accounting period ended on the VeganNation Accounting Date or for any prior period in respect of any transaction, event or omission occurring, or any profit earned, on or prior to s or for any profit earned by VeganNation on or prior to the VeganNation Accounting Date for which VeganNation is accountable up to such date and all contingent Liabilities for Taxes have been provided for or disclosed in the VeganNation Financial Statements.

Section 3.12 Subsidiaries. VeganNation has a fully owned subsidiary and warrants that at closing it shall not have agreements of any nature to acquire any subsidiary or to acquire or lease any other business operations.

Section 3.13 Reserved

Section 3.14 Reserved

Section 3.15 Personal Property. VeganNation possesses, and has good and marketable title of all property necessary for the continued operation of the business of VeganNation as presently conducted and as represented to SIPUP. All material equipment, furniture, fixtures and other tangible personal property and assets owned by VeganNation is owned by VeganNation free and clear of all liens, security interests, charges, encumbrances, and other adverse claims.

Section 3.16 Intellectual Property Assets. VeganNation owns or holds an interest (including by way of a licence) in all intellectual property assets necessary for the operation of the business of VeganNation as it is currently conducted (collectively, the “Intellectual Property Assets”), including:

(a) all functional business names, trading names, registered and unregistered trademarks, service marks, and applications (collectively the “Marks”);

(b) all patents, patent applications, and inventions, methods, processes and discoveries that may be patentable (collectively the “Patents”);

(c) all copyrights in both published works and unpublished works (collectively, the “Copyrights”); and

(d) all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blueprints owned, used, or licensed by VeganNation as licensee (collectively, the “Trade Secrets”).

Section 3.17 VeganNation Intellectual Property. A full list of all registered VeganNation Intellectual Property Assets is included on Schedule 3.17 of this Agreement.

Section 3.18 Material Contracts. Schedule 3.18 attached hereto lists each Material Contract to which VeganNation is a party. Each Material Contract is in full force and effect, and there exists no material breach or violation of or default by VeganNation or any of its subsidiaries under any Material Contract, or any event that with notice or the lapse of time, or both, will create a material breach or violation thereof or default under any Material by VeganNation. The continuation, validity, and effectiveness each Material Contract will in no way be affected by the consummation of the Exchange Transaction or any of the transactions contemplated in this Agreement. There exists no actual or threatened termination, cancellation, or limitation of, or any amendment, modification, or change to any Material Contract.

Section 3.19 Consultants. All consultants of VeganNation have been paid all salaries, wages, income and any other sum due and owing to them by VeganNation, as at the end of the most recent completed pay period. VeganNation is not aware of any labor conflict with any consultants that might reasonably be expected to have an VeganNation Material Adverse Effect. To the Knowledge of VeganNation, no consultant of VeganNation is in violation of any term of their contract, nondisclosure agreement, non-competition agreement or any other contract or agreement relating to the relationship of such employee with VeganNation.

Section 3.20 Real Property. VeganNation does not own any real property. Each of the leases, subleases, claims or other real property interests (collectively, the “Leases”) to which VeganNation is a party or is bound is legal, valid, binding, enforceable and in full force and effect in all material respects. All rental and other payments required to be paid by VeganNation pursuant to any such Leases have been duly paid and no event has occurred which, upon the passing of time, the giving of notice, or both, would constitute a breach or default by any party under any of the Leases. The Leases will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing Date. VeganNation has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the Leases or the leasehold property pursuant thereto.

Section 3.21 Certain Transactions. VeganNation is not a guarantor or indemnitor of any indebtedness of any third-party, including any person, firm or corporation.

Section 3.22 No Brokers. VeganNation has not incurred any independent obligation or liability to any party for any brokerage fees, agent’s commissions, or finder’s fees in connection with the Transaction contemplated by this Agreement.

Section 3.23 Foreign Corrupt Practices Act. In connection with its business, VeganNation has not engaged in any activity, practice or conduct which would constitute an offence under the Foreign Corrupt Practices Act, 15 U.S.C. 78dd-1, et seq and rules, regulations, thereunder and no action, investigation, inquiry, charge, claim, demand or notice has been filed or commenced against it alleging any failure to comply.

Section 3.24 Completeness of Disclosure. No representation or warranty by VeganNation in this Agreement nor any certificate, schedule, statement, document or instrument furnished or to be furnished to SIPUP pursuant hereto contains or will contain any intentionally untrue statement of a material fact or will omit intentionally to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not materially misleading.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF VEGANNATION SHAREHOLDERS

Each VeganNation Shareholder hereby, severally and not jointly, represents and warrants to SIPUP with respect to itself only:

Section 4.1  Authority. The VeganNation Shareholder, if a natural person, has legal capacity, and if an Entity, has all necessary corporate power and authority to execute and deliver this Agreement to which such VeganNation Shareholder is a party, to consummate the transactions contemplated by this Agreement, and to perform such VeganNation Shareholder’s obligations under this Agreement. All action on the VeganNation Shareholder’s part required for the lawful execution and delivery of this Agreement has been taken. When executed and delivered by the VeganNation Shareholder, this Agreement will constitute a legal, valid and binding obligation of such VeganNation Shareholder, enforceable against such VeganNation Shareholder in accordance with its terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors rights generally.

Section 4.2  No Conflict. Neither the execution nor delivery by the VeganNation Shareholder of this Agreement nor the consummation or performance by the VeganNation Shareholder of the transactions contemplated hereby or thereby will, directly or indirectly, (a) in the case of an Entity, contravene, conflict with, or result in a violation of any provision of the organizational documents of such VeganNation Shareholder; (b) contravene, conflict with, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, any agreement or instrument to which the VeganNation Shareholder is a party or by which the properties or assets of the VeganNation Shareholder is bound; or (c) contravene, conflict with, or result in a violation of, any law or order to which the VeganNation Shareholder, or any of the properties or assets of the VeganNation Shareholder, may be subject.

Section 4.2  Litigation. There is no pending Action against the VeganNation Shareholder that involves the VeganNation Shares held by such VeganNation Shareholder as set forth in Exhibit A hereto or that challenges, or may have the effect of preventing, delaying or making illegal, or otherwise interfering with, any of the transactions related specifically to such VeganNation Shareholders contemplated by this Agreement and, to the Knowledge of the VeganNation Shareholder, no such Action has been threatened, and no event or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such Action.

Section 4.4 Ownership of Shares. The VeganNation Shareholder is the record and beneficial owner of its portion of the VeganNation Shares set forth in Exhibit A hereto and shall transfer at the Closing, good and marketable title to such number of VeganNation Shares, free and clear of all liens, claims, charges, encumbrances, pledges, mortgages, security interests, options, rights to acquire, proxies, voting trusts or similar agreements, restrictions on transfer or adverse claims of any nature whatsoever, excepting only restrictions on future transfers imposed by applicable law.

Section 4.5  Pre-emptive Rights. The VeganNation Shareholder has no pre-emptive rights or any other rights to acquire any shares of VeganNation that have not been waived or exercised.

Section 4.6 Shell Company Status. The VeganNation Shareholder acknowledges that SIPUP is currently a “shell company” as defined by Rule 144(i) of the Securities Act and Rule 12b-2 of the 1934 Act and that consequently there is no legend removal available under Rule 144(b) of the Securities Act and SIPUP will be subject to a perpetual current public information requirement under Rule 144(c) of the Securities Act for the purpose of facilitating resales thereunder.

Section 4.7 VeganNation Shareholder Bears Economic Risk. The VeganNation Shareholder has knowledge and experience in evaluating and investing in securities in companies similar to SIPUP so that it is capable of evaluating the merits and risks of the Exchange Transaction and has the capacity to protect his or her own interests.

Section 4.8 Company Information. The VeganNation Shareholder has had an opportunity to discuss SIPUP’s business, management and financial affairs with directors, officers and management of SIPUP. Such VeganNation Shareholder has also had the opportunity to ask questions of and receive answers from the SIPUP and VeganNation regarding the terms and conditions of the transactions contemplated by this Agreement.

ARTICLE V

COVENANTS

Section 5.1 Covenants of VeganNation

(a) Conduct of Business Prior to Closing. Except as contemplated by this Agreement or as otherwise agreed in writing by the Parties, during the period from the date hereof to the Closing, VeganNation will conduct its operations in the ordinary course of business consistent with past practice and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of this Agreement, seek to preserve intact its current business organization. Except as otherwise expressly provided in this Agreement or in the VeganNation Disclosure Letter, as of the date of this Agreement and up to the Closing Date, without the prior written consent of SIPUP, VeganNation shall not do any of the following:

(i) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities or equity equivalents (including, without limitation, any stock options or stock appreciation rights) for any purpose whatsoever, including a capital raise;

(ii) combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, make any other actual, constructive or deemed distribution in respect of its capital stock or otherwise make any payments to VeganNation Shareholders in their capacity as such, or redeem or otherwise acquire any of its securities;

(iii) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of VeganNation (other than the Share Exchange hereunder);

(iv) other than in the ordinary course of business and consistent with past practice, (A) incur or assume any long-term or short-term debt or issue any debt securities; (B) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person; or (C) make any loans, advances or capital contributions to, or investments in, any other person;

(v) pledge or otherwise encumber shares of capital stock of VeganNation or mortgage or pledge any of its material assets, or create or suffer to exist any material lien thereupon;

(vi) except as contemplated in this Agreement, acquire, sell, lease or dispose of any assets in any single transaction or series of related transactions (other than in the ordinary course of business);

(vii) except as may be required as a result of a change in law or in generally accepted accounting principles, change any of the accounting principles or practices used by it;

(viii) (A) other than by and through the Share Exchange, acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or any equity interest therein; (B) enter into any contract or agreement other than in the ordinary course of business consistent with past practice; (C) authorize any new capital expenditure or expenditures which, individually is in excess of $5,000 or, in the aggregate, are in excess of $25,000, other than in the ordinary course of business and consistent with past practice;

(ix) make any tax election or settle or compromise any income tax liability material to VeganNation;

(x) settle or compromise any pending or threatened suit, action or claim which (A) relates to the transactions contemplated hereby or (B) the settlement or compromise of which could have a Material Adverse Effect on VeganNation;

(xi) form any subsidiary, enter into any contract, issue any dividends, hire any employees, etc.; or

(xii) take, or agree in writing or otherwise to take, any action which would make any of the representations or warranties of VeganNation or the VeganNation Shareholder contained in this Agreement untrue or incorrect.

(b) Access to Information. Between the date hereof and the Closing, in addition to the documents already provided up to the date hereof, VeganNation will give SIPUP and its authorized representatives reasonable access to its facilities and its books and, will permit SIPUP to make such inspections as SIPUP may reasonably require and will cause its officers to furnish SIPUP with such financial and operating data and other information with respect to the business and properties of itself as SIPUP may from time to time reasonably request.

(c) No Shop. From the date of the execution of this Agreement through the earlier of (i) the Closing or (ii) the 30th day following the termination of this Agreement by VeganNation, neither VeganNation nor any of its directors, stockholders, officers, agents, employees or representatives will, directly or indirectly, (i) solicit, initiate or encourage any new inquiries or discussions or proposals for, (ii) continue, propose or enter into negotiations or discussions with respect to, or (iii) enter into any agreement or understanding providing for any transactions involving the subject matter hereof (or any transactions similar thereto) or which could negatively impact the Merger without the prior written consent of SIPUP.

Section 5.2 Covenants of Both Parties

(a) Further Actions. Subject to the terms and conditions herein provided, each of the Parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, (i) cooperating in the preparation of a Form 10 or S-1 registration statement (or such other similar instrument) to be filed with the SEC in connection with this Agreement (the “S-1”), and (ii) executing any additional instruments necessary to consummate the transactions contemplated hereby and to enable VeganNation to carry on its business following the Closing and to permit VeganNation to operate as a wholly owned subsidiary of SIPUP following the Closing.

(b) Tax Treatment. Each of VeganNation and SIPUP shall use its commercially reasonable efforts to cause the transactions contemplated by this Agreement to qualify either as a transaction described in Section 351 of the Code or as a reorganization within the meaning of Section 351 or Section 368(a) of the Code. Additionally, each of the Ruling Subjects shall take any and all reasonable actions, including executing any documents or certificates of any kind, necessary in order to obtain the tax ruling from the Israeli Tax Authority in respect of the Share Exchange (the “Tax Ruling”) and any and all reasonable actions necessary in order to comply with the terms and conditions of the Tax Ruling, including but not limited to entering into such trust agreement with the Trustee as is required under the Tax Ruling, in form and substance as shall be concluded between VeganNation and the Trustee, prior to and as a condition to the occurrence of the Closing.

(c) Third Party Consents. As soon as practicable following the date hereof, SIPUP and VeganNation will each use its commercially reasonable efforts to (i) obtain any consents, waivers and approvals under any of its material agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby; (give notice to and obtain consents from all other third parties and Governmental Authorities necessary, proper or advisable for the consummation of the transactions contemplated by this Agreement.

(d) Coordination of Efforts with Respect to the Private Placement. VeganNation and SIPUP will cooperate and coordinate all efforts with respect to approaching third party potential investors in the Private Placement and related matters.

(e) Confidentiality. The parties have previously entered into a confidentiality agreement, the terms of which are hereby incorporated herein (the “NDA”).

ARTICLE VI

CONDITIONS TO CLOSING; DELIVERIES

Section 6.1 Closing. The consummation of the Share Exchange pursuant to Section 1.1 (the “Closing”) shall take place remotely via the exchange of documents and signatures or at such time and place as SIPUP and VeganNation shall designate (the “Closing Date”), subject to the fulfillment of the conditions to Closing as set forth hereunder.

Section 6.2 Closing Conditions of SIPUP.

Section 6.2.1 Closing Deliverables. The obligation of SIPUP to effect the Share Exchange shall be subject to the delivery at or prior to the Closing of the following documents (the “VeganNation Documents), unless waived by SIPUP:

(a) delivery to SIPUP of copies of all resolutions and/or consents and actions adopted by or on behalf of the board of directors of VeganNation evidencing approval of this Agreement and the Share Exchange contemplated hereunder;

(b) if any of the VeganNation Shareholders appointed any person, by power of attorney or equivalent, to execute this Agreement or any other agreement, document, instrument or certificate contemplated by this agreement on its behalf, delivery to SIPUP, a valid and binding power of attorney or equivalent appointing such person from such VeganNation Shareholder;

(c) delivery to SIPUP of excerpts of VeganNation’s share register, filled in as required by this Agreement and share transfer deeds covering the VeganNation Shares held by each VeganNation Shareholder;

(d) delivery to SIPUP of certified copies of the Tax Ruling authorized by the Israel Tax Authority in respect of the tax treatment to be accorded following the Share Exchange;

(e) delivery to SIPUP of evidence of approval by the Israel Innovation Authority of the transactions contemplated by this Agreement;

(f) VeganNation will have delivered to SIPUP the VeganNation Financial Statements, which financial statements will include audited financial statements for the fiscal years ended December 31, 2020 and 2019, prepared in accordance with U.S. GAAP and audited by an independent auditor registered with the Public Company Accounting Oversight Board in the United States, and auditor reviewed financial statements to December 31, 2020. The parties acknowledge that at Closing, SIPUP is required to file with the SEC the VeganNation Financial Statements, together with a pro forma SIPUP financial statements as at a recent date, together with substantial information on the operations, business, management, industry and risks of VeganNation. The VeganNation Shareholders will fully cooperate in this effort to ensure timely filing;

(g) Delivery to SIPUP from each VeganNation Shareholder of a Certificate of Non-U.S. Shareholder or a Certificate of U.S. Shareholder, as the case may be, transferring to SIPUP title to the VeganNation Shares;

(h) delivery to SIPUP of any other documents or instruments, each duly executed by either VeganNation or the VeganNation Shareholders, as reasonably required to give effect to the transactions contemplated hereby;

(i) delivery of an Officer’s Financial Certificate executed by VeganNation’s Chief Executive Officer, that (i) VeganNation has not received any advice or notification from its independent certified public accountants that VeganNation has used any improper accounting practice that would have the effect of not reflecting or incorrectly reflecting in the VeganNation Financial Statements, the Reviewed 2020 Financial Statements (collectively the “VeganNation Financials”) or the books and records of VeganNation, any properties, assets, Liabilities, revenues, or expenses and (b) the representations provided by VeganNation in Section 3.10 are restated as being are true and correct as of the date of the Reviewed 2020 Financial Statements, unless otherwise set forth in Schedule 3.10 of the VeganNation Disclosure Letter and/or the VeganNation Financials;

(j) Each of VeganNation and the VeganNation Shareholders shall have entered into such trust agreement with the Trustee as is required under the Tax Ruling, in form and substance as shall be concluded between VeganNation and the Trustee and shall execute any documents necessary for transfer of some or all of the SIPUP Exchange Shares issued to them to the Trustee as may be required by the Tax Ruling; and

(k) duly executed general releases and waivers in a form acceptable to SIPUP’s counsel, from each officer and director of VeganNation, releasing each of SIPUP from any claims against it arising prior to the Closing.

Section 6.2.2 Conditions to Closing. The obligation of SIPUP to effect the Share Exchange shall be subject to the fulfillment at or prior to the Closing of the following conditions, unless waived by SIPUP:

(a) each representation, warranty and covenant of VeganNation and each of the VeganNation Shareholders is true and correct at the Closing as if made on and as of the Closing and at or prior to the Closing VeganNation shall have delivered to VeganNation a certificate to that effect signed by an officer of VeganNation;

(b) Each of VeganNation and the VeganNation Shareholders shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Share Exchange and at or prior to the Closing VeganNation shall have delivered to SIPUP a certificate to that effect signed by an officer of VeganNation;

(c) All authorizations, approvals or permits, if any, of any Governmental Authority or regulatory body that are required in connection with the lawful issuance of the SIPUP Shares pursuant to this Agreement shall be obtained and effective as of the Closing;

(d) From the date of this Agreement through the Closing, there shall not have occurred any change, circumstance or event concerning VeganNation that has had or could be reasonably likely to have a Material Adverse Effect on VeganNation;

(e) VeganNation shall have adopted at or prior to Closing a resolution of the VeganNation Shareholders adopting amended restated Articles of Association for VeganNation;

(f) The Tax Ruling shall have been issued by the Israeli Tax Authority;

(g) Delivery to SIPUP of the VeganNation Documents; and

(h) No temporary restraining order, preliminary or permanent injunction or other Judgment or Law of, or issued by, any court of competent jurisdiction or other Governmental Authority shall be in effect, in each case having the effect of making the Share Exchange illegal or otherwise prohibiting consummation of the Share Exchange or imposing, individually or in the aggregate, a burdensome condition (collectively, “Legal Restraints”) and (ii) no Governmental Authority shall have instituted any action or proceeding (which remains pending at what would otherwise be the Closing Date) before any court or other Governmental Authority of competent jurisdiction seeking to temporarily or permanently enjoin, restrain or otherwise prohibit consummation of the Share Exchange or impose a Legal Restraint.

Section 6.3. Closing Conditions of VeganNation and the VeganNation Shareholders.

Section 6.3.1 Closing Deliverables. The respective obligations of VeganNation and the VeganNation Shareholders to effect the Share Exchange shall be subject to the delivery at or prior to the Closing of the following documents (the “SIPUP Documents”), unless waived by VeganNation:

(a) delivery to VeganNation of copies of all resolutions and/or consents and actions adopted by or on behalf of the board of directors of SIPUP evidencing approval of this Agreement and the Share Exchange contemplated hereunder;

(b) delivery to VeganNation of all certificates and other documents required by this Agreement and a certificate of an officer of VeganNation, dated as of Closing, certifying that: each covenant and obligation of SIPUP under this Agreement and any applicable Law has been complied with;

(c) Subject to any requirements to the contrary resulting from the Tax Ruling, each of the VeganNation Shareholders shall have received from SIPUP stock certificates or, in lieu thereof, book entry form confirmation, evidencing their respective beneficial ownership of the SIPUP Shares;

(d) SIPUP shall have entered into such trust agreement with the Trustee as is required under the Tax Ruling, in form and substance as shall be concluded between VeganNation and the Trustee and reasonably acceptable to SIPUP, and shall execute any documents necessary for transfer of the VeganNation Shares issued to it to the Trustee in accordance with the Tax Ruling;

(e) delivery to VeganNation of any other documents or instruments, each duly executed by SIPUP or others as applicable, as reasonably required to give effect to the transactions contemplated hereby.

Section 6.3.2 Conditions to Closing. The obligation of VeganNation and the VeganNation Shareholders to effect the Share Exchange shall be subject to the fulfillment at or prior to the Closing of the following conditions, unless waived by VeganNation and each of the VeganNation Shareholders:

(a) each representation, warranty and covenant of SIPUP is true and correct at the Closing as if made on and as of the Closing and at or prior to the Closing SIPUP shall have delivered to VeganNation a certificate to that effect signed by an officer of SIPUP;

(b) From the date of this Agreement through the Closing, there shall not have occurred any change, circumstance or event concerning SIPUP that has had or could be reasonably likely to have a Material Adverse Effect on SIPUP or as a consequence of the Share Exchange, on VeganNation; and

(c) delivery to VeganNation of the SIPUP Documents and any other necessary documents, each duly executed by SIPUP, as required to give effect to the Transaction;

(d) No temporary restraining order, preliminary or permanent injunction or other judgment or Law of, or issued by, any court of competent jurisdiction or other Governmental Entity shall be in effect, in each case having the effect of making the Share Exchange illegal or otherwise prohibiting consummation of the Share Exchange or imposing, individually or in the aggregate, Legal Restraint and (ii) no Governmental Authority shall have instituted any action or proceeding (which remains pending at what would otherwise be the Closing Date) before any court or other Governmental Authority of competent jurisdiction seeking to temporarily or permanently enjoin, restrain or otherwise prohibit consummation of the Share Exchange or impose a Legal Restraint;

(e) All authorizations, approvals or permits, if any, of any Governmental Authority or regulatory body that are required in connection with this transaction and the lawful issuance of the SIPUP Shares pursuant to this Agreement, including the tax ruling from the Israeli tax authorities in connection with the transaction, shall have been received shall be obtained and effective as of the Closing; and

(f) The Israeli Tax Authority shall have issued the Tax Ruling.

ARTICLE VII

TERMINATION

Section 7.1 Termination. This Agreement may be terminated at any time prior to the Closing contemplated hereby by:

(a) mutual agreement of SIPUP and VeganNation;

(b) SIPUP, if there has been a material breach by VeganNation or any of the VeganNation Shareholders of any material representation, warranty, covenant or agreement set forth in this Agreement on the part of VeganNation or the VeganNation Shareholders that is not cured, to the reasonable satisfaction of SIPUP, within 30 days after notice of such breach is given by SIPUP (except that no cure period will be provided for a breach by VeganNation or the VeganNation Shareholders that by its nature cannot be cured); provided that SIPUP shall not be entitled to terminate the Agreement under this Section 7.1(b), if it is in breach of any material representation, warranty, covenant or agreement at such time and such breach by SIPUP is not the direct result of the breach by VeganNation or the VeganNation Shareholders, as the case may be, of any of material representation, warranty, covenant or agreement applicable to them;

(c) VeganNation, if there has been a material breach by SIPUP of any material representation, warranty, covenant or agreement set forth in this Agreement on the part of SIPUP that is not cured, to the reasonable satisfaction of VeganNation, within 30 days after notice of such breach is given by VeganNation (except that no cure period will be provided for a breach by SIPUP that by its nature cannot be cured); provided that VeganNation shall not be entitled to terminate the Agreement under this Section 7.1(c), if it is in breach of any material representation, warranty, covenant or agreement at such time and such breach by VeganNation is not the direct result of the breach by SIPUP of any of material representation, warranty, covenant or agreement applicable to SIPUP

(d) SIPUP or VeganNation, if the Transaction contemplated by this Agreement has not been consummated prior to September 31, 2021, (other than as a result of any failure on the part of terminating party to comply with or perform any covenant or obligation of such party set forth in this Agreement or in any other agreement or instrument delivered to the non-terminating party in connection with the transactions contemplated by this Agreement);

(e) SIPUP or VeganNation if (i) a court of competent jurisdiction or other Governmental Authority shall have issued a final and non-appealable order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement; or (ii) there shall be any Law enacted, promulgated, issued or deemed applicable to the transactions contemplated by this Agreement by any Governmental Authority that would make consummation of such transactions illegal.

Section 7.2 Effect of Termination. In the event of the termination of this Agreement as provided in this Section, this Agreement will be of no further force or effect, provided, however, that no termination of this Agreement will relieve any party of liability for any breaches of this Agreement that are based on a wrongful refusal or failure to perform any obligations.

ARTICLE IX

MISCELLANEOUS PROVISIONS

Section 9.1 Non-Survival of Representations and Warranties. The representations and warranties of the parties to this Agreement shall terminate upon the Closing, and only the covenants that by their terms survive the Closing shall survive the Closing.

Section 9.2 Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns; provided that no party shall assign or delegate any of the obligations created under this Agreement without the prior written consent of the other parties.

Section 9.3  Fees and Expenses. Except as otherwise expressly provided in this Agreement, all legal and other fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such expenses, costs or fees, including without limitation the fees and expenses of any investment banks, attorneys, accountants, or other experts or advisors retained by such party.

Section 9.4 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been given if delivered personally, or 7 days after being sent by registered or certified mail (postage prepaid, return receipt requested), or on the next business day after being transmitted by e-mail at the addresses set forth on the signature pages of this Agreement.

No change in any of such addresses shall be effective insofar as notices under this Section 9.4 are concerned unless notice of such change shall have been given to such other party hereto as provided in this Section 9.4.

Section 9.5 Entire Agreement. This Agreement, together with the exhibits hereto, represents the entire agreement and understanding of the parties with reference to the transactions set forth herein and no representations or warranties have been made in connection with this Agreement other than those expressly set forth herein or in the exhibits, certificates and other documents delivered in accordance herewith, except for the NDA which shall continue to be in effect. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement and all prior drafts of this Agreement, all of which are merged into this Agreement.

Section 9.6  Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible so as to be valid and enforceable.

Section 9.7 Titles and Headings. The Article and Section headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

Section 9.8  Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement. PDF copies shall be considered originals for all purposes.

Section 9.9  Convenience of Forum; Consent to Jurisdiction. The parties to this Agreement, acting for themselves and for their respective successors and assigns, without regard to domicile, citizenship or residence, hereby expressly and irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with this Agreement, and consent and subject themselves to the jurisdiction of, the courts Tel-Aviv-Jaffa, Israel, in respect of any matter arising under this Agreement.

Section 9.10  Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Israel without giving effect to the choice of law provisions thereof.

Section 9.11  Amendments and Waivers. Except as otherwise provided herein, no amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the parties hereto. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any such prior or subsequent occurrence.

ARTICLE X

CERTAIN DEFINITIONS

Section 10.1  Certain Defined Terms

As used in this Agreement, the following terms shall have the following meanings:

“Action” has the meaning ascribed in Section 2.4.

“Closing” has the meaning ascribed in Section 6.1.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Contract” means any written or oral contract, agreement, license, sublicense, lease, sublease, sales order, purchase order, credit agreement, indenture, mortgage, note, bond or warrant (including all amendments, supplements and modifications thereto).

“Control” means (including, with correlative meanings, “controlled by” and “under common control with”), with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by Contract or otherwise.

“Encumbrance” means any lien, encumbrance, encroachment, security interest, pledge, mortgage, easement, deed of trust (or similar security instrument), option, title defect, covenant, easement, conditional, installment or contingent sale or other title retention agreement or lease in the nature thereof, hypothecation or restriction on transfer of title or voting, whether imposed by agreement, understanding, Law, equity or otherwise, except for any restrictions on transfer of securities generally arising under any applicable federal or state securities Laws.

“Entity” means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means United States generally accepted accounting principles.

“Governmental Authority” means any supranational, federal, state, provincial, local, county or municipal government, governmental, regulatory or administrative agency, department, court, commission, board, bureau or other authority or instrumentality, domestic or foreign (including any Gaming Authority).

“SIPUP Exchange Shares” has the meaning ascribed in Section 1.1.

 “Knowledge” means in the case of an individual, where such individual is actually aware of such fact or other matter after making reasonable inquiries regarding the relevant matter. In the case of VeganNation or SIPUP, as applicable means where any officer, director or senior employee of that Party has actual Knowledge or should have reasonably known of such fact or other matter.

“Law” means any law, statute, ordinance, rule, regulation, order, writ, judgment, injunction, decree or other binding directive issued, enacted, promulgated, entered into, agreed or imposed by any Governmental Authority.

“Legal Restraints” has the meaning ascribed to such term in Section 6.2.2.

 “Material Adverse Effect” means with respect to each of SIPUP or VeganNation, any change, event, effect, claim, circumstance or matter (each, an “Effect”) that is, or could reasonably be expected to be or to become, materially adverse to: (a) the business, financial condition, assets, capitalization, Intellectual Property, operations or results of operations of SIPUP and/or VeganNation taken as a whole; (b) the ability of SIPUP and/or VeganNation to consummate timely the transactions contemplated hereby other than any Effect relating to or resulting from economic conditions in general (including the economic effects of the Covid19 pandemic).

“Material Contract” means any contract, (a) by which VeganNation (i) is or may become bound in respect of any of its material assets, or (ii) is or may become bound in respect of any material obligation, or (b) relates to the acquisition or limitation of any material right or interest of VeganNation.

“OTC Documents” means all of the periodic and other reports and filings made by SIPUP and available on the OTC Markets database.

“Person” means and includes any domestic or foreign natural individual, partnership, corporation, limited liability company, group, association, joint stock company, trust, estate, joint venture, unincorporated organization or any other form of business or professional entity or Governmental Authority (or any department, agency or political subdivision thereof).

 “Proceeding” means any claim, action, suit, investigation, arbitration or proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Authority or any arbitrator or arbitration panel.

 “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Share Exchange” has the meaning ascribed to such term in Section 1.1.

 “Tax” or “Taxes” means, with respect to any Person, any U.S. federal, state, local, or foreign taxes, charges, fees, levies, imposts, duties or other assessments of a similar nature including, without limitation, any income taxes (including any tax on or based upon net income, gross income, or income as specially defined, or earnings, profits, or selected items of income, earnings or profits) and all gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment or windfall profits taxes, alternative or add-in minimum taxes, customs duties or other taxes of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any Tax Authority on such Person.

“Tax Authority” means any Governmental Authority or any quasi-governmental or private body having jurisdiction over the assessment, determination, collection or imposition of any Tax.

“Tax Return” means any return, report, certificate, form or similar statement or document (including any related or supporting information or schedule attached thereto and any information return, amended Tax return, claim for refund or declaration of estimated Tax) required or permitted to be supplied to, or filed with, a Tax Authority in connection with the determination, assessment or collection of any Tax or the administration of any Laws relating to any Tax.

“Tax Ruling” is defined in Section 5.2 (b).

[Signature Page to Follow]

In Witness, the undersigned have executed and delivered this Agreement as of the date first above written.

SIPUP CORP.		VEGANNATION SERVICES, LTD.

By:	/s/ Isaac Thomas	By:	/s/ Yossef Raybi
Title:	CEO	Title:	Shareholder

VeganNation Shareholders:

VEGAN POINT LLC

By:	/s/ Rena Thomas
Name:	Rena Thomas
Title	Shareholder and Secretary

/s/ Shneor Shapira
SHNEOR SHAPIRA

/s/ Yossef Raybi
YOSSEF RAYBI